Exhibit 5.1

HAYNES AND BOONE, LLP

October 31, 2017

NanoVibronix, Inc.

9 Derech Hashalom Street

Nesher L3 36651

Israel

Re:	NanoVibronix, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NanoVibronix, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of (i) up to an aggregate of approximately $6 million of shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (which equals 857,143 shares of Common Stock, based on an assumed offering price of $7.00 per share of Common Stock, which is the last reported sales price of a share of Common Stock on October 27, 2017, but which may be more or fewer shares depending on the actual offering price), that are being offered by the Company, (ii) up to an aggregate of $6 million of shares (the “Preferred Shares”) of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) (which equals 858 shares of Preferred Stock, based on an assumed offering price of $7,000 per share of Preferred Stock, which is 1000 times $7.00, the last reported sales price of a share of Common Stock on October 27, 2017, but which may be more or fewer shares depending on the actual offering price), that are being offered by the Company, (iii) warrants (the “Offering Warrants”) to purchase up to an aggregate of 642,858 shares of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock or $7,000 per share of Preferred Stock in lieu of Common Stock, but which may be more or fewer shares depending on the actual offering price), (iv) 857,143 shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) (based on the assumed offering price of $7,000 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) , (v) 642,858 shares of Common Stock issuable upon exercise of the Offering Warrants (based on the assumed offering price of $7.00 per share of Common Stock or $7,000 per share of Preferred Stock in lieu of Common Stock, but which may be more or fewer shares depending on the actual offering price), (vi) a unit purchase option to purchase up to 5% of Offering Shares and Offering Warrants sold to investors granted to Dawson James Securities, Inc. (the “Underwriter”) by the Company (the “Unit Purchase Option”), (vii) 42,858 shares (the “Underwriter Shares”) of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock, but which may be more or fewer shares depending on the actual offering price) and warrants to purchase up to an aggregate of 32,143 shares of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock, but which may be more or fewer shares depending on the actual offering price) (the “Underwriter Warrants”) included in the units that may be purchased by the Underwriter upon exercise of the Unit Purchase Option, (viii) 128,572 shares of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock, but which may be more or fewer shares depending on the actual offering price) issuable to the Underwriter pursuant to the exercise of the Underwriter’s over-allotment option (the “Over-Allotment Shares” and together with the Offering Shares, the Conversion Shares and the Underwriter Shares, the “Shares”), (ix) warrants to purchase up to an aggregate of 96,429 shares of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock, but which may be more or fewer shares depending on the actual offering price) issuable to the Underwriter pursuant to the exercise of the Underwriter’s over-allotment option (the “Over-Allotment Warrants” and together with the Underwriter Warrants and the Offering Warrants, the “Warrants”) (x) 96,429 shares of Common Stock (based on the assumed offering price of $7.00 per share of Common Stock, but which may be more or fewer shares depending on the actual offering price) issuable upon exercise of the Over-Allotment Warrants (together with the shares of Common Stock issuable upon exercise of the Offering Warrants described in clause (iii) and the shares of Common Stock issuable upon exercise of the Underwriter Warrants described in clause (vii), the “Warrant Shares”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2017 (Registration No. 333-218871), as amended to date (the “Registration Statement”). The Shares, the Preferred Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Warrant, (vi) the form of Certificate of Designation designating the rights and preferences of the Preferred Stock, (vii) the form of underwriting agreement pursuant to which the Securities are to be sold (the ”Underwriting Agreement”), (viii) the form of Unit Purchase Option, (ix) the form of Common Stock certificate, and (x) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Agreements.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the (1) Shares, the Preferred Shares and the Conversion Shares have been duly authorized and, in the case of the Conversion Shares, when issued in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and non-assessable; (2) (a) when issued by the Company in accordance with and in the manner described in the Prospectus, the Offering Warrants; (b) when issued by the Company in accordance with and in the manner described in the Prospectus and the Underwriting Agreement, the Unit Purchase Option; (c) when issued by the Company in accordance with the manner described in the Prospectus and the Unit Purchase Option, the Underwriter Warrants; and (d) when issued by the Company in accordance with the Prospectus and the Underwriting Agreement, the Over-Allotment Warrants, will be legally binding obligations of the Company in accordance with their terms, except that with respect to the Warrants and the Unit Purchase Option: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (3) the Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP